Reper

Delivering premium reputation analysis


CONSISTENCY
COMPETENCE
TRUST

Invest

$99.28 minimum investment

DEADLINE: May 26, 2023

in a month

UNIT PRICE

$0.68

TOTAL RAISED

$21,103

VALUATION

$6,392,000

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCING REPER

Reputations are one of the most powerful influencers in human interactions. As Warren Buffett once said, "It takes 20 years to build a reputation and five minutes to ruin it. If you think about that, you'll do things differently."

Before meeting someone, how often have you "googled" them? You check to see if they have a LinkedIn profile or maybe a blog. Imagine being able to go to a website, put that person's name in a search box and get valuable reputation information about them. Reper provides an open platform where anyone that knows the person can "review" them and even answer a personality poll. This information and other information collected via the web combines to give a powerfully valuable assessment about a person's reputation.

Whether we are going on a date, hiring someone, taking someone's advice or conducting a transaction, we may take into account a person's reputation to help us make a decision. Until now, the average person has been unable to easily tap the vast pool of information that exists on virtually everyone to establish a reputation.


Search
Search engine
reputation

HOW IS REPER DIFFERENT?

In addition to routine background checks, searching government and public databases to meet certain regulatory requirements related to employment and securities offerings, Reper reports provide qualitative data, such as :

- Is this person trustworthy?
- Is this person honest?
- Are they a problem solver?

Reper identifies and obtains reference information from the people who know you best. Our software aggregates reputational info on how people view you and examines publicly available information from Facebook, LinkedIn and other social networks.

MARKET OPPORTUNITY

According to marketreportsworld.com, the global background check market is expected to grow from $2.6 billion in 2020 to $3.7 billion in 2027. Reper is well positioned to add premium services to HR professionals, college admission teams and anyone else needing a one-stop shop for information about candidates.


reper
find a person (no sign up necessary)
search
how it works: read, review and track public reputations
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BUSINESS MODEL

Reper's business model is fee-based:

- Per-report fee
- Annual subscription

SUCCESS TO DATE

- Built and launched MVP
- Signed initial client

TEAM



Shannon Carmody
Manager

Shannon began her legal career as a judicial law clerk for the New Hampshire Superior Court. After working closely with several justices, she became the superior court's first supervisor for clerks throughout the state. She applied her management skills in the administration of the courts as an assistant deputy clerk. She joined CodeLaw and has assisted start-ups and entrepreneurs with a wide-array of business issues including entity formation, employment law, securities, and board management. Shannon has a B.A. in English and Education from the University of Michigan and a J.D. from the University of New Hampshire Law School.



Mir Adnan
Technology

Mir has more than a decade of experience in building software applications. He has built systems that are highly secure, fault tolerant and automatically scalable. Mir has worked with two SAAS startups and scaled them from 0 to $4 million in revenue. He has also worked with clients in building a complete Integrated Financial Management and Information System (IFMIS) for the State Government of Telangana. He has built highly secure payment systems that process state government bills and salaries of more than 310k employees each month. In his free time, he loves to read, learn, travel and explore.



Kristina Beacom
Operations

Kristina is an experienced Operations Manager. In her most recent role, she managed business operations for Lightmatter, a venture-backed startup, including strategic planning for lab and office facilities, IT, and process creation/implementation. She also executed engagement and culture initiatives for a distributed workforce of more than 85 employees across four time zones. She identified and addressed potential compliance risks and supported the Supply Chain team in a Netsuite implementation as primary purchaser for the organization, creating, documenting, and training employees on new processes. In addition, Kristina led the implementation of ISO 27001 to achieve security compliance for government contracts. She has a B.A. in Political Science from Brigham Young University and an M.A. in Political Management from George Washington University.

USE OF PROCEEDS

If the offering's maximum amount of $106,999 is raised:

Use	Value	% of Proceeds
Engineering & Development	$67,560	63.1%
Marketing	$17,098	16.0%
Selling, General, & Administrative Expense	$17,098	16.0%
Intermediary fees	$5,243	4.9%

TERMS

This is an offering of Membership Units, under registration exemption 4(a)(6), in Reper LLC. This offering must raise at least $10,000 by May 26, 2023 at 9:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Reper may issue additional securities to raise up to $106,999, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

9,557,352 units
× $0.68 per unit

$6,498,999 implied valuation

PITCH DECK

Reper Pitch Deck

FINANCIALS

Income statement

Balance sheet

Cash flow statement

Change in equity statement

Executive certification

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on May 9, 2022
- Form C/A on July 5, 2022
- Form C/A on September 12, 2022
- Form C/A on October 21, 2022
- Form C/A on November 15, 2022
- Form C/A on January 12, 2023
- Form C/A on March 6, 2023

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website

UPDATES

Mar 6, 2023	Filed Form C/A
Jan 12, 2023	Filed Form C/A
Nov 15, 2022	Filed Form C/A
Oct 21, 2022	Filed Form C/A
Sep 12, 2022	Filed Form C/A
Jul 5, 2022	Filed Form C/A
May 9, 2022	Primary offering of 157,352 units at $0.68
May 9, 2022	Filed Form C

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